UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 1.01 - Entry into a Material Definitive Agreement	3

Item 8.01 - Other Events	3

Item 9.01 - Financial Statements and Exhibits	3

Signatures	4

Exhibit 1.1 Underwriting Agreement dated June 27, 2012	5

Exhibit 99.1 Press Release dated June 29, 2012	6

Item 1.01.  Entry into a Material Definitive Agreement

On June 27, 2012, Peoples Bancorp of North Carolina, Inc. (the “Company”) and its subsidiary, Peoples Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”) and the United States Department of the Treasury (the “Selling Shareholder”), relating to the Selling Shareholder’s offer and sale of 25,054 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, of the Company (the “Preferred Stock”). Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $919.3596001 per share, and to sell the Preferred Stock to the public through a modified dutch auction at an initial public offering price of $933.36 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about July 3, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties and termination provisions.

The offering has been made pursuant to the Company’s effective shelf registration statement on Form S-1 (File No. 333-181347) dated May 11, 2012, as amended by subsequent pre-effective amendments, and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such document, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.  Other Events

The Company has been notified that it has successfully bid for the purchase of 12,530 shares of the Preferred Stock at $933.36 per share, for a total purchase price of $11,778,575.90, including any accrued and unpaid dividends on the Preferred Stock. The closing of the offering is expected to occur on or about July 3, 2012, subject to customary closing conditions.

As a result of its successful bid in the offering, upon settlement of the transaction, the Company will retire 12,530 of its original sale of 25,054 of shares of Preferred Stock.

A copy of the Company's press release, dated June 29, 2012, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

1.1
Underwriting Agreement dated June 27, 2012, by and among, Peoples Bancorp of North Carolina, Inc., Peoples Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters listed on Schedule A thereto, and the United States Department of the Treasury.

99.1	Press release dated June 29, 2012

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: June 29, 2012	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer